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                                 ITT CORPORATION
                     (formerly named ITT DESTINATIONS, INC.)

             STARWOOD HOTELS & RESORTS WORLDWIDE, INC., as Guarantor

                                       AND

                        THE BANK OF NEW YORK, as Trustee
               (successor to The First National Bank of Chicago)

                           FIRST INDENTURE SUPPLEMENT

                         Dated as of December 31, 1998

                                       to

                         AMENDED AND RESTATED INDENTURE

                          Dated as of December 19, 1995

                             Between ITT Corporation
              (formerly known as ITT Destinations, Inc.), as Issuer

                                       and

                 The First National Bank of Chicago, as Trustee


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                           FIRST INDENTURE SUPPLEMENT

            FIRST INDENTURE SUPPLEMENT dated as of December 31, 1998 (this "Supplement"), among ITT CORPORATION (formerly named ITT Destinations, Inc.), a corporation duly organized and validly existing under the laws of the State of Nevada (the "Issuer"), Starwood Hotels & Resorts Worldwide, Inc., a corporation duly organized and validly existing under the laws of the State of Maryland (the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").


                   RECITALS OF THE ISSUER AND THE GUARANTOR

            The Issuer and the Trustee have heretofore executed and delivered a certain Amended and Restated Indenture dated as of December 19, 1995 (the "Indenture"), which provides for the issuance from time to time by the "Issuer" (as more fully defined in the Indenture) of its debentures, notes or other evidences of indebtedness in one or more series ("Securities", as more fully defined in the Indenture).

            Prior to the effectiveness of this Supplement, the Issuer has issued Securities under the Indenture and as of the date of this Supplement, the only Securities that have been issued and remain outstanding under the Indenture consist of $250,000,000 aggregate principal amount of 6 3/4% Notes due November 15, 2003, $700,000,000 aggregate principal amount of 6 1/4% Notes due November 15, 2000, $450,000,000 aggregate principal amount of 6 3/4% Notes due November 15, 2005, $450,000,000 aggregate principal amount of 7 3/8% Debentures due November 15, 2015 and 150,000,000 aggregate principal amount of 7 3/4% Debentures due November 15, 2025.

            This Supplement amends the Indenture, pursuant to Section 10.1 thereof, to provide for the unconditional guarantee by the Guarantor of the full and punctual payment, when due, of the principal of, premium, if any, and interest on the Securities previously issued under the Indenture and outstanding on the date of this Supplement, and the full and punctual performance within the grace period set forth in Section 6.1(d) or (e) of the Indenture, if applicable, of all other obligations of the Issuer under such Securities or under the Indenture as applicable to such Securities.

            All acts and proceedings required by law, by the Indenture and by the certificates of incorporation and bylaws of the Issuer and the Guarantor necessary to constitute this Supplement a legal, valid and binding agreement for the uses and purposes herein set forth in accordance with its terms have been done and performed, and the execution and delivery of this Supplement have in all respects been duly authorized.

            NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined in the Indenture) of the Securities.


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                                    ARTICLE 1

                                   AMENDMENTS

            SECTION 1.01. The Guarantor is hereby made a party to the Indenture.

            SECTION 1.02. Section 1.01 of the Indenture is hereby amended to add to the definitions set forth in such section the following additional definitions in the appropriate alphabetical order:

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "First Indenture Supplement" means the First Indenture Supplement dated as of December 31, 1998, to this Indenture.

      "Guarantee" means the guarantee set forth in Section 16.1 hereof. The Guarantee shall be deemed part of the Guaranteed Securities.

      "Guaranteed Securities" means, collectively, the Securities, issued under the Indenture prior to the date of the First Indenture Supplement and outstanding as of such date and "Guaranteed Security" means any of such Securities.

      "Guarantor" means Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation.

            SECTION 1.03. The definition of "Officers' Certificate" set forth in
Section 1.1 of the Indenture is hereby amended by inserting the words "or of the Guarantor, as the case may be," immediately after the words "the Issuer" therein.

            SECTION 1.04. Section 5.2(c) of the Indenture is hereby amended by inserting the words, ", the Guarantor" after the words "with the Issuer" in such section and by inserting the words "nor the Guarantor" after the words "neither the Issuer" of such section.

            SECTION 1.05. Section 6.5 of the Indenture is hereby amended by inserting the words ", the Guarantor" after the words "in every such case the Issuer" and the words "the Guarantor," after the words "powers of the Issuer," thereof.

            SECTION 1.06. Section 6.10 of the Indenture is hereby amended by inserting the words "the Guarantor," after the words "the Issuer," in the last sentence thereof.


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            SECTION 1.07. Section 10.1 of the Indenture is hereby amended by inserting the words "the Guarantor" after the words "when authorized by a Board Resolution," in the first sentence of such section and by inserting the words "and the Guarantor" after the words "with the Issuer" in the first sentence following clause (j) thereof.

            SECTION 1.08. Section 10.2 of the Indenture is hereby amended by inserting the words "the Guarantor" after the words "when authorized by a Board Resolution," in the first sentence of such section and by inserting the words "and the Guarantor" after the words "the Issuer" in both places they appear in the second paragraph of such section.

            SECTION 1.09. Section 10.3 of the Indenture is hereby amended by inserting the words ", the Guarantor" after the words "the Issuer" in the second line of such section.

            SECTION 1.10. Section 10.4 of the Indenture is hereby amended by inserting the words ", the Guarantor" after the words "the Issuer" in such section.

            SECTION 1.11. Section 12.5 of the Indenture is hereby amended by inserting the words "or the Guarantor, as the case may be," after the words "only to the Issuer" in such section.

            SECTION 1.12. Section 13.1 of the Indenture is hereby deleted and replaced in its entirety by the following:

      "Section 13.1. Incorporators, Stockholders, Officers and Directors of the Issuer and the Guarantor Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security or Coupon, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or the Guarantor or any successor to the Issuer or the Guarantor, as the case may be, either directly, or through the Issuer or the Guarantor or any successor to the Issuer or the Guarantor, as the case may be, under any rule of law, statute or constitutional provision by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities or Coupons, by the Holders thereof and as part of the consideration for the issue of such Securities and Coupons, if any, appertaining thereto."

            SECTION 1.13. Section 13.5 of the Indenture is hereby amended by inserting the following sentence after the first sentence thereof:

      "Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee for the Securities of any series or by the Holders of Securities of any series or of any Coupons appertaining thereto on the Guarantor may be given or served by registered mail addressed (until another address is filed by the Guarantor


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      with the Trustee) as follows: Starwood Hotels and Resorts Worldwide, Inc.,
      Attention of the General Counsel, 777 Westchester Avenue, White Plains, NY 10604."

            SECTION 1.14. The Indenture is hereby amended by adding the following Article Sixteen after Article Fifteen of the Indenture:

                                 ARTICLE SIXTEEN

                                    GUARANTEE

            SECTION 16.1. Guarantee. The Guarantor hereby unconditionally and irrevocably guarantees to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under the Indenture and the Securities and (b) the full and punctual performance within the grace period set forth in Section 6.1(d) or (e) of the Indenture, if applicable, of all other obligations of the Issuer under the Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor, and that the Guarantor will remain bound under this Article Sixteen notwithstanding any extension or renewal of any Obligation.

            The Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Securities or the Obligations. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other person under the Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them;
(e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of the Guarantor.

            The Guarantor further agrees that its Guarantee herein constitutes a guaranty of payment, performance and compliance when due, within applicable grace periods (and not a guarantee of collection), and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

            The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the


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Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

            The Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

            In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and
(iii) all other monetary Obligations of the Issuer to the Holders and the Trustee.

            The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of the Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section.

            SECTION 16.2. Releases. (a) In the event that the indebtedness on all Outstanding Securities shall have been deemed satisfied pursuant to Section
12.1 hereof, the Guarantor shall thereby become released from and relieved of its Guarantee and all its other obligations hereunder and all provisions of this Indenture referencing or relating to the Guarantor, the Guarantee and such other obligations shall be of no further force or effect, and upon request of the Guarantor, the Trustee shall execute and deliver to the Guarantor a satisfaction and discharge with respect to the Guarantee and such other obligations and the Trustee shall execute any other documents reasonably required to evidence the release of the Guarantor from the Guarantee and such other obligations.


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            (b) In the event that (i) there is effected a sale or other disposition of all or substantially all the assets of the Issuer (as a result of a sale or other disposition of assets or securities, a merger or consolidation or otherwise), to an entity that is not immediately after giving effect to such transaction an Affiliate of the Issuer or (ii) at any time the Guarantor ceases to Beneficially Own Voting Securities carrying at least a majority of the Voting Power of all the then outstanding Voting Securities of the Issuer (as a result of a sale or other disposition of Voting Securities, a merger or consolidation or otherwise), then the Guarantor shall thereupon become released and relieved of its Guarantee and all its other obligations hereunder, and all provisions of this Indenture referencing or relating to the Guarantor, the Guarantee or such other obligations shall be of no further force or effect, and upon the request of the Guarantor, the Trustee shall execute and deliver to the Guarantor a satisfaction and discharge with respect to the Guarantee and such other obligations and the Trustee shall execute any other documents reasonably required to evidence the release of the Guarantor from the Guarantee and such other obligations. For purposes of this Section only, (i) "Beneficially Own" shall have the meaning specified in Rule 13d-3 under the Exchange Act, (ii) "Voting Power" shall mean, as to any Voting Security at any time, the number of votes the holder of such Voting Security is entitled to cast for directors of the Issuer at any meeting of the holders of Voting Securities held at such time for such purpose, (iii) "Voting Securities" shall mean the capital stock and any other securities issued by the Issuer having the power to vote in the election of directors of the Issuer, excluding any securities having such power only upon the occurrence of a default or any other extraordinary contingency, and (iv) "Affiliate" shall have the meaning specified in Rule 12b-2 under the Exchange Act.

            SECTION 16.3. Successors and Assigns. Except as provided in Section 16.2, this Article Sixteen shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

            SECTION 16.4. No Waiver, etc. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Sixteen shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Sixteen at law, in equity, by statute or otherwise.


                                    ARTICLE 2

                                  MISCELLANEOUS

            SECTION 2.01. Effectiveness. This Supplement shall take effect as of the date hereof.


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            SECTION 2.02. Indenture Ratified. Except as herein expressly provided, the Indenture is in all respects ratified and confirmed by the Issuer and the Trustee and all the terms, provisions and conditions thereof are and will remain in full force and effect.

            SECTION 2.03. Execution by the Trustee. The Trustee has executed this Supplement only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee shall not be responsible for the correctness of the recitals herein contained, which shall be taken as the statements of the Issuer and the Guarantor, and the Trustee makes no representation and shall have no responsibility for, and in respect of, the validity or sufficiency of this Supplement or the execution thereof by the Issuer or the Guarantor.

            SECTION 2.04. Governing Law. This Supplement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

            SECTION 2.05. Execution in Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.


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      IN WITNESS WHEREOF, the parties hereto have caused this First Indenture
Supplement to be duly executed, and their respective corporate seals to be hereunto duly affixed and attested, all as of the day and year first above written.


                                         ITT CORPORATION
                                         (formerly named ITT Destinations, Inc.)

                  [Seal]
                                         By: /s/ Richard A. Smith
                                            __________________________________
                                              Name: Richard A. Smith
                                              Title: Vice President


Attest: /s/ Peter Abruzzese
___________________________________

                                         STARWOOD HOTELS & RESORTS
                                         WORLDWIDE, INC., as Guarantor


                  [Seal]
                                         By: /s/ Mark D. Rozells
                                            __________________________________
                                              Name: Mark D. Rozells
                                              Title: Sr. Vice President &
                                                     Treasurer

Attest: /s/ Thomas Janson
___________________________________

                                          THE BANK OF NEW YORK, as Trustee
                                          (successor to The First National Bank
                                          of Chicago)
                  [Seal]
                                          By: /s/ Robert A. Massimillo
                                             _________________________________
                                               Name: Robert A. Massimillo
                                               Title: Assistant Vice President


Attest: /s/ Mary Beth Lewicki
___________________________________


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